EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey

Title: Vice President — Investor Relations

Phone: 479-785-6200

Email: dhumphrey@arcb.com

ArcBest CorporationSM Declares a $0.06/Share Quarterly Dividend

FORT SMITH, Arkansas, January 22, 2015 — The board of directors of ArcBest CorporationSM (Nasdaq: ARCB) has declared a quarterly cash dividend of six cents ($0.06) per share to holders of record of its Common Stock, $0.01 par value, on February 5, 2015, payable on February 19, 2015.

About ArcBest

ArcBest CorporationSM (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands — ABF FreightSM, ABF LogisticsSM, Panther Premium LogisticsSM, FleetNet America®, U-Pack® and ArcBest Technologies — apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com, abf.com, pantherpremium.com, fleetnetamerica.com and upack.com. ArcBest CorporationSM. The Skill & The WillSM.

###